EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the 2009 Third Quarter Earnings Release and Conference Call

              Earnings Release Date - Wednesday October 28, 2009
                          after 5:30 pm Central Time
              Conference Call Date - Thursday October 29, 2009
                           at 10:00 am Central Time

SPRINGFIELD, Mo., Oct. 1, 2009 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for its third quarter 2009 earnings as Wednesday, October 28, 2009, with a conference call to follow Thursday, October 29, 2009.

The Company's third quarter 2009 earnings will be released after 5:30 p.m. central time on Wednesday, October 28, 2009, and can be viewed at that time on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the third quarter of 2009, on Thursday, October 29, 2009, at 10:00 a.m. central time, via web cast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." A replay of the call will also be available on the Company's website following the conference call. We invite interested analysts to join our call. The dial-in number for the call is (706) 679-5789; the conference call ID number is 33120685.

O'Reilly Automotive, Inc. (Nasdaq:ORLY) is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,387 stores in 38 states, as of June 30, 2009. Additional information about the Company, customer services and on-line shopping for parts, tools, supplies, equipment and accessories can be found at the Company's website at www.oreillyauto.com.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
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